EXHIBIT 99.2

(b) Pro forma financial information required pursuant to Article 11 of Regulation S-X:

The following unaudited pro forma condensed financial information is based upon Amacore’s and LifeGuard’s historical consolidated financial statements and has been prepared to reflect the merger based on the purchase method of accounting.  The historical consolidated financial statements have been adjusted to give effect to pro forma events that are directly attributable to the merger or considered intercompany transactions and factually supportable.  The selected unaudited pro forma condensed consolidated financial information is derived from the unaudited pro forma condensed consolidated financial statements contained elsewhere in this report.  See “Unaudited Pro Forma Condensed Consolidated Financial Statements.”  The unaudited pro forma condensed consolidated balance sheet gives effect to the merger as if it had occurred on December 31, 2006.  The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2006 gives effect to the merger as if it had occurred on January 1, 2006.

The unaudited pro forma condensed consolidated financial information is presented for informational purposes only. The pro forma information is not necessarily indicative of what the financial position or results of operations actually would have been had the merger been completed at the dates indicated. In addition, the unaudited pro forma condensed consolidated financial information does not purport to project the future financial position or operating results of Amacore after completion of the merger. The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the financial statements and related notes of the respective companies, as contained herein, and as contained in Amacore’s Form 10-KSB, filed April 17, 2007.

The unaudited pro forma condensed consolidated financial information was prepared using the purchase method of accounting with Amacore treated as the acquirer. The unaudited pro forma condensed consolidated financial information does not give effect to any potential cost savings or other operating efficiencies that could result from the merger. In addition, Amacore’s cost to acquire LifeGuard will be allocated to the assets acquired and liabilities assumed based upon their estimated fair values as of the date of acquisition.  The allocation is dependent upon valuations and other studies that have not progressed to a stage where there is sufficient information to make a definitive allocation.  Accordingly, the purchase price allocation pro forma adjustments are preliminary and have been made solely for the purpose of providing unaudited pro forma condensed consolidated financial information in this report.  In the opinion of management of Amacore, all adjustments have been made that are necessary to present fairly the pro forma data.

The Amacore Group, Inc. and Subsidiaries Unaudited Pro Forma Condensed Consolidated Financial Statements
Unaudited Pro Forma Condensed Consolidated Balance Sheet as of December 31, 2006	2
Unaudited Pro Forma Condensed Consolidated Income Statement for the Year Ended December 31, 2006	3
Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements	4

THE AMACORE GROUP, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
AT DECEMBER 31, 2006

	The Amacore	LifeGuard Benefits	Pro Forma Adj			Pro Forma
	Group, Inc	Services, Inc	Increase/(Decrease)			Consolidated
ASSETS
Current assets
Cash	$135,046	$150,098	$			$285,144
Accounts receivable	54,757	363,544				418,301
Inventory		43,427				43,427
Other current assets	77,775	164,291				242,066
Total current assets	267,578	721,360		0		988,938

Fixed assets (net of accumulated depreciation)	21,113	477,213				498,326
Other assets	0	0		15,037,989	a	15,037,989
Total assets	$288,691	$1,198,573		$15,037,989		$16,525,253

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities
Accounts payable	$760,158	$2,047,384	$			$2,807,542
Accrued expenses and payroll taxes	438,396	441,431				879,827
Loans and notes payable	1,916,950	467,063				2,384,013
Lease liability		28,097				28,097
Deferred compensation	970,753	171,367				1,142,120
Deferred revenue	6,022	236,217				242,239
IRS installment payments (current portion)		61,500				61,500
Total current liabilities	4,092,279	3,453,059		0		7,545,338

Long Term Liabilities
Deferred revenue	33,473	0				33,473
Lease liability		17,549				17,549
IRS installment payments		418,569				418,569
Loans and notes payable		0				0
Total long-term liabilities	33,473	436,118		0		469,591

Total liabilities	4,125,752	3,889,177		0		8,014,929

STOCKHOLDERS’ EQUITY (DEFICIT)
Preferred stock D, $.001 par value
Series C, mandatory convertible stock
Series D, mandatory convertible stock
Series E, mandatory convertible stock
Common stock A	91,304			2,470	a	93,774
Common stock B	3,303					3,303
Additional paid-in capital	51,345,720	366,361		11,978,554	a	63,690,635
Common stock		8,000		(8,000)	a	0
Accumulated deficit	(55,277,388)	(3,064,965)		3,064,965	a	(55,277,388)
Total stockholders’ equity (deficit)	(3,837,061)	(2,690,604)		15,037,989		8,510,324
Total liabilities and stockholders’ equity (deficit)	$288,691	$1,198,573		$15,037,989		$16,525,253

THE AMACORE GROUP, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED INCOME STATEMENT
FOR YEAR ENDED DECEMBER 31, 2006

	The Amacore	LifeGuard Benefits	Pro Forma Adj	Pro Forma
	Group, Inc	Services, Inc	Increase/(Decrease)	Consolidated
REVENUES
Sales	$364,807	$3,882,951	$	$4,247,758
Cost of sales		(1,315,965)		(1,315,965)
Gross profit	$364,807	$2,566,986	$0	$2,931,793
OPERATING EXPENSES
Amortization		233,908		233,908
Depreciation	7,496	119,473		126,969
Consulting expense	363,070			363,070
Rent	80,156	220,448		300,604
Payroll expense	1,333,328	1,453,965		2,787,293
Professional expense	211,575	116,382		327,957
Insurance expense	114,804	96,238		211,042
Travel and entertainment	228,607	50,822		279,429
Contract labor	78,183	75,809		153,992
Bad debt expense	5,167	0		5,167
Office expense	60,640	127,759		188,399
Telephone	32,706	183,679		216,385
Lease expense		40,718		40,718
Trade show expenses	9,248			9,248
Selling, general and administrative expenses	99,401	557,880		657,281
Total expenses	2,624,381	3,277,081	0	5,901,462

Operating income/(loss) from operations before income tax expense and other income and expenses	(2,259,574)	(710,095)	0	(2,969,669)

Income tax expense	0	0	0	0

Operating income/(loss) from operations and income tax expense before and other income and expenses	(2,259,574)	(710,095)	0	(2,969,669)

OTHER INCOME (EXPENSE)
Interest income		0		0
Interest expense	(439,260)	(246,971)		(686,231)
Derivative instrument income (expense, net)	468,892			468,892
Extinguishment of Debt	493,695			493,695
Other misc income		3,200		3,200
Total other income (expense)	523,327	(243,771)	0	279,556
Net Loss	(1,736,247)	(953,866)	0	(2,690,113)
Preferred stock dividend and accretions	(453,498)			(453,498)
Net Loss Applicable to Common Stockholders	$(2,189,745)	$(953,866)	$0	$(3,143,611)

THE AMACORE GROUP, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONDENSED
CONSOLIDATED FINANCIAL STATEMENTS

(a)            The pro forma condensed consolidated balance sheet as of December 31, 2006 gives effect to the purchase of LifeGuard Benefits Services, Inc by the issue of 2,469,477 Amacore Common A Stock in exchange for all the shares of common stock of LifeGuard Benefits Services, Inc, as if it had occurred on January 1, 2006.